SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

AIRNET COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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AIRNET COMMUNICATIONS CORPORATION

3950 DOW ROAD

MELBOURNE, FLORIDA 32934

TELEPHONE: (321) 984-1990

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 30, 2005

The 2005 Annual Meeting of Stockholders (“the 2005 Meeting”) of AirNet Communications Corporation (the “Company”) will be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, at 10:00 a.m., on Friday, September 30, 2005, for the following purposes:

1. To elect eight Directors to the Board of Directors to serve a one-year term;

2. To approve and ratify an amendment to the Company’s certificate of incorporation to decrease the Company’s authorized capital from 400,000,000 to 100,000,000 shares of common stock, $.001 par value per share;

3. To ratify the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005; and

4. To transact such other business as may properly come before the 2005 Meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on August 5, 2005 are entitled to notice of and to vote at the 2005 Meeting or any postponements or adjournments of the 2005 Meeting. A list of those stockholders will be available for examination by any stockholder of the Company during ordinary business hours for 10 days immediately preceding the 2005 Meeting at the principal offices of the Company at 3950 Dow Road, Melbourne, Florida 32934.

ALL STOCKHOLDERS OF THE COMPANY ARE CORDIALLY INVITED TO ATTEND THE 2005 MEETING IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2005 MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ACCOMPANYING PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE 2005 MEETING SHOULD YOU SO DESIRE. AS EXPLAINED IN THE PROXY STATEMENT, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS ACTUALLY VOTED AT THE MEETING.

Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will need proof of ownership to be admitted to the 2005 Meeting. A recent brokerage statement or a letter from your broker or bank are examples of proof of ownership.

By Order of the Board of Directors,

/S/ STUART P. DAWLEY
Stuart P. Dawley, Secretary

August 12, 2005

AIRNET COMMUNICATIONS CORPORATION

3950 DOW ROAD

MELBOURNE, FLORIDA 32934

PROXY STATEMENT FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 30, 2005

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of AirNet Communications Corporation (“AirNet” or the “Company”) for the 2005 Annual Meeting of Stockholders (the “2005 Meeting”) to be held on Friday, September 30, 2005 at 10:00 a.m. at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida 32901, and any adjournments thereof.

The enclosed proxy, if properly executed and returned, may be revoked at any time before it is exercised by delivering to the Secretary of the Company a duly executed written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the 2005 Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted FOR the candidates nominated by the Board of Directors, FOR the reduction in the authorized capital of the Company and FOR the ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (“SEC”), except for exhibits, containing financial statements for that year and prior periods, is included in this mailing to stockholders.

The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is September 1, 2005.

VOTING SECURITIES AND VOTES REQUIRED

At the close of business on August 5, 2005, the record date for the determination of stockholders entitled to notice of and to vote at the 2005 Meeting, there were outstanding and entitled to vote an aggregate of 12,488,927 shares of Common Stock, $.001 par value per share (“Common Stock”), and senior secured convertible debt (“Senior Debt”) with voting rights equivalent to 2,008,133 shares of Common Stock, together constituting all of the outstanding voting stock of the Company. Under the terms of the Senior Debt set forth in our Certificate of Incorporation (the “Certificate”), except as otherwise expressly provided in the Certificate or required by law, holders of the Senior Debt vote as a single class with the Common Stock on an as-converted basis.

Holders of Common Stock are entitled to one vote per share. Under the terms of the Certificate, the Senior Debt is convertible into that number of shares of Common Stock that results from dividing the principal amount of Senior Debt outstanding, plus accrued interest (which together represent an aggregate of $11,446,356 as of the record date) by the current “conversion price.” Only for purposes of determining the voting rights to which the holders of the Senior Debt (the “Noteholders”) are entitled, the conversion price is deemed to be $5.70. Accordingly, the total number of votes to which the Noteholders are entitled is 2,008,133 votes ($11,446,356 / $5.70) and the total number of outstanding shares of voting stock is 14,497,060 shares (12,488,927 voting shares of Common Stock plus 2,008,133 voting share equivalents from the Senior Debt) (collectively, the “Voting Shares”). For additional information concerning the Senior Debt, see “Certain Relationships and Related Transactions” below.

The holders of a majority of the Voting Shares outstanding and entitled to vote at the 2005 Meeting will constitute a quorum for the transaction of business at the 2005 Meeting. Voting Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the 2005 Meeting.

1. The affirmative vote of the holders of a plurality of the Voting Shares represented at the 2005 Meeting in person or by proxy is required for the election of directors;

2. Both the affirmative vote of the holders of a majority of the Voting Shares issued and outstanding and the affirmative vote of the holders of a majority of the Common Stock issued and outstanding (voting as a separate class) are required to approve and ratify an amendment to the Company’s Certificate of Incorporation to decrease the Company’s authorized common stock from 400,000,000 to 100,000,000 shares, $.001 par value per share.

3. The affirmative vote of the holders of a majority of the Voting Shares represented at the 2005 Meeting in person or by proxy is required for the ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005.

An abstaining vote counts towards establishing a quorum, but its effect on the actual vote counts differs depending on the subject matter of the vote. In the election of directors, an abstaining vote is not counted and therefore has no effect on the election. In a vote on the other proposals to be considered at the meeting, however, an abstaining vote has the effect of a vote against the proposal.

A broker non-vote counts towards establishing a quorum. In the proposals for the election of directors and the ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005, broker non-votes are not included in the tabulation of the voting results and therefore do not affect the outcome of the vote. For purposes of the affirmative vote of a majority of the Voting Shares necessary to approve and ratify an amendment to the Company’s certificate of incorporation to decrease the Company’s authorized common stock from 400,000,000 to 100,000,000 shares, $.001 par value per share, a broker non-vote has the effect of a vote against the proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

In accordance with the Company’s Third Amended and Restated By-Laws, as amended (the “By-Laws”), the Board of Directors is currently fixed at a maximum of 10 directors and each director will be elected annually to serve for a one-year term. There are eight candidates for election to the Board this year.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR ELECTION AT THE 2005 MEETING.

DIRECTORS

The following candidates are nominated for a one-year term to expire at the 2006 annual meeting of stockholders to serve until their successors are duly elected and qualified or until their death, resignation or removal.

Glenn A. Ehley, 43, has served as President and Chief Executive Officer of the Company since August 2001 and as a director of the Company since January 2002. Prior to August 2001, he served as Senior Vice President of Worldwide Sales and Marketing of the Company beginning February 2000 and from August 1997 until

February 2000 as Vice President of Sales and Marketing. Mr. Ehley joined the Company in July 1995 as Director of Marketing. Prior to joining the Company, Mr. Ehley served in several positions at Siemens and Lucent Bell Laboratories in the Marketing and Engineering organizations. Mr. Ehley received an M.B.A. and M.S. in Computer Engineering from Florida Atlantic University and received a B.S. in Computer Science from Illinois Benedictine College.

George M. Calhoun, 53, has served as a director of the Company since March 2002 and Chairman of the Board since March 2004. He is currently serving on the faculty of the Howe School of Technology Management at the Stevens Institute of Technology in Hoboken, New Jersey. He was Chairman and CEO of Illinois Superconductor Corporation from 1999 until 2002. He has more than 23 years of experience in high-tech wireless systems development, beginning in 1980 as the co-founder of InterDigital Communications Corporation, where he participated in the development of the first commercial application of digital TDMA radio technology, and introduced the first wireless local loop system to the North American telecommunications industry. Dr. Calhoun holds a Ph.D. in Systems Science from the Wharton School at the University of Pennsylvania, as well as a B.A. from the same university.

Darrell L. Maynard, 52, has served as a director of the Company since January 2002. Since 1996, he has been the President and Chairman of Southeast Telephone (SET), of which he was a founder, in Pikeville, Kentucky. SET is a telecommunications provider of long distance, local service, Internet service and paging. Mr. Maynard was selected as the SBA 2002 Small Business Person of the Year for the Commonwealth of Kentucky. Mr. Maynard attended Michigan Technological University in Houghton, Michigan.

Gerald Y. Hattori, 53, has served as a director of the Company since April 2003. Since July 2000, Mr. Hattori has served as President of Evolution Management Inc., a business advisory and strategic planning consulting firm. Mr. Hattori served as Vice President of Finance and Chief Financial Officer of the Company from March 1999 until July 2000 and as Treasurer and Secretary from September 1999 until July 2000. Mr. Hattori holds an M.B.A. from New Hampshire College and a B.S. degree in Business Administration/Accounting from Merrimack College.

Jay J. Salkini, 41, has served as a director of the Company since August 2003. He is the founder of TECORE, Inc. and has served as its President and Chief Executive Officer since December 1991. Prior to founding TECORE, Mr. Salkini was with Nortel/BNR and Siemens in the engineering organizations involved in the development of wireless and switching systems. Mr. Salkini earned his BSEE and Masters in Computer Engineering from Florida Atlantic University.

Daniel A. Saginario, 61, has served as a director since May 2004. Since April 2003, he has served as a director of YDI Wireless, a publicly traded company, and he was appointed Chairman of the Board of that company in June 2004. From January 2000 until February 2003, he was Chief Executive Officer, President, and a director of ioWave, Inc. From January 1998 to January 2000, he was President of the Global Network Solutions division of L-3 Communications, a multi-billion dollar public company specializing in the supply of military technology. Mr. Saginario also spent over thirty years in various positions at NYNEX (now Verizon), where his positions included President of NYNEX Interactive Information Services Company, a holding company managing certain of NYNEX’s investments, and Corporate Director — Strategic Planning & Corporate Development. Mr. Saginario holds a B.B.A. from Baruch College and an M.B.A from Pace University.

Ronald W. White, 64, has served as a director since July 2004. Since 1988, he has been a director of NMS Communications. From 1997 until 2002, he was a partner of Argo Global Capital, a venture capital firm. From 1983 until 2002, he was a partner of Advanced Technology Development Fund, also a venture capital firm. Mr. White is a director of several privately held companies.

R. Doss McComas, 52, has served as a director of the Company since May 2005. He has served as an outside director of Integral Systems since July 1995. Previously, he was Chairman of Plexsys International,

President of Fortel Technologies, Inc., and held positions with COMSAT RSI and Radiation Systems, Inc., including Group Vice President, Vice President of Acquisitions, Strategic Planning and International Marketing, and General Counsel. He holds a B.A. degree from Virginia Polytechnic Institute; an M.B.A. from Mount Saint Mary’s; and a J.D. from Gonzaga University.

COMMITTEES OF THE BOARD OF DIRECTORS

The principal committees of the Board of Directors consist of an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating/Corporate Governance Committee.

The Audit Committee currently consists of Messrs. Calhoun, Hattori, Maynard, and Saginario. The principal responsibilities of the Audit Committee are to review the Company’s financial statements contained in filings with the SEC, matters relating to the examination of the Company by its independent auditors, accounting procedures and controls, and the use and security of the Company’s liquid assets through the review of the Treasurer’s function. The Audit Committee also recommends the appointment of independent accountants to the Board of Directors for its consideration and approval, subject to ratification by the stockholders. The Audit Committee held six meetings during 2004.

The Board of Directors has examined the composition of the Audit Committee in light of the Nasdaq Stock Market’s rules governing the independence of members of audit committees. Based upon this examination, the Board of Directors confirmed that all members of the Audit Committee are “independent” within the meaning of Nasdaq’s rules.

The Compensation Committee currently consists of Messrs. Maynard, Hattori and Saginario. The principal responsibilities of the Compensation Committee are (a) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (b) subject to limitations set forth in the plans, to administer the Company’s stock option plans including the issuance of stock in connection with the Company’s incentive bonus plans; and (c) to review management development and succession programs. The Compensation Committee held two meetings during 2004.

The Nominating/Corporate Governance Committee currently consists of Messrs. Calhoun, Hattori, Maynard and Saginario. The principal responsibilities of the Nominating/Corporate Governance committee are (a) to make recommendations on the size and composition of the Board, (b) to establish criteria for Board membership and review and recommend potential candidates to the full Board of Directors, and (c) to develop and recommend corporate governance principles. The Nominating/Corporate Governance committee met three times in 2004.

The Company does not currently post its committee charters on its web site. The charters of the Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee were each included as an annex to the Company’s proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on August 24, 2004.

While the Board of Directors has delegated the selection and initial evaluation of potential directors to the Nominating/Corporate Governance Committee, the Board retains final approval of all nominations. It is the Board’s desire and intention to select people who are independent and diverse in a broad sense — people with a variety of backgrounds, experiences, cultures and skills who will bring individual talents or contribute to the needs of the Board and the Company. It is also the Board’s objective to select for nomination candidates who are able to work in a collaborative and collegial fashion with other directors and senior management, in a manner consistent with the current operating practices of the Board.

In the event of a vacancy on the Board of Directors, the Nominating/Corporate Governance Committee may, in its discretion, engage a third-party search firm to identify potential candidates for director. R. Doss McComas was appointed to fill a vacancy on the Board of Directors in May 2005, having been recommended by non-management directors affiliated with TECORE, Inc. The Nominating/Corporate Governance Committee will consider candidates recommended by other parties, including shareholders, and will evaluate those proposed candidates in a manner consistent with the evaluation of all potential nominees based on the considerations set forth above. Third-parties wishing to recommend candidates for consideration by the Nominating/Corporate Governance Committee may do so in writing by providing the recommended candidate’s name, biographical data, qualifications and a statement describing the basis for the recommendation, together with the recommended candidate’s consent to serve if nominated, to the Chairman of the Nominating/Corporate Governance Committee at the Company.

The Board of Directors also has a Finance Committee and a Litigation Committee. The Finance Committee currently consists of Messrs. White, Saginario, Calhoun and Hattori. The principal responsibilities of the Finance Committee are (a) to review the Company’s financial needs, (b) to review management’s recommendations regarding capital structure, financing and capital markets transactions, (c) to review pricing and other relevant terms and conditions pertaining to securities offerings, and (d) to review proposed mergers, acquisitions, disposals and other major financial transactions. The Finance Committee was formed in 2004 and held one meeting during 2004. The Litigation Committee currently consists of Messrs. Calhoun, Hattori and Maynard. The principal responsibilities of the Litigation Committee are to oversee the IPO class action litigation and to make recommendations to the Board of Directors regarding that litigation.

INDEPENDENCE OF DIRECTORS

The Board evaluates the independence of each director in accordance with Nasdaq regulations. The Board has determined that Messrs. Calhoun, Hattori, Maynard, Saginario and White are “independent directors” within the meaning of the applicable Nasdaq rules.

COMMUNICATION WITH DIRECTORS

Security holders wishing to communicate with the non-management directors of the Company should send their correspondence to: Chairman of the Board, AirNet Communications Corporation, 3950 Dow Road, Melbourne, Florida 32934. Security holders can also communicate to individual Board members at the same address.

ATTENDANCE AT MEETINGS

During 2004, the Board of Directors held seven plenary meetings. All members of the Board of Directors in 2004 attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were members. Directors are expected to attend the Annual Meeting of Shareholders. However, the Board of Directors recognizes that circumstances may occasionally preclude attendance by all directors. Eight of the Company’s directors attended the Company’s 2004 Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee submits the following report for 2004:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules.

Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements, as restated, included in the Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are primarily responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors their independence from management and the Company (including the matters in the written disclosures required by the Independence Standards Board) and considered the compatibility of non-audit services with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the stockholders, the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005.

Submitted by the Members of the Audit Committee

George M. Calhoun

Gerald Y. Hattori

Darrell L. Maynard

Daniel A. Saginario

COMPENSATION OF DIRECTORS

We compensate the outside, independent directors, other than our Chairman, who are not affiliated with a significant investor (currently Messrs. Maynard, Hattori, White and Saginario) $1,000 for attendance at each meeting of our Board of Directors and any committee meetings. Effective August 2004, Mr. Calhoun, as Chairman of the Board, is compensated $1,500 for attendance at each plenary meeting of our Board of Directors and $1,000 for attendance at each plenary committee meeting. In addition, non-employee, non-affiliated directors are entitled to receive option grants and awards under our 1999 Equity Incentive Plan. In 2004, Mr. Saginario and Mr. White each were granted an option to purchase 10,000 shares of common stock at an exercise price of $1.10 per share. All directors will be reimbursed for expenses incurred in attending meetings of the Board of Directors and its committees.

SECURITY OWNERSHIP

The following table sets forth certain information with respect to the ownership of the Company’s Common Stock, of which 12,488,927 shares were outstanding as of August 5, 2005, by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the directors and nominee for election as a director of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table for the fiscal year ended December 31, 2004, and (iv) all executive officers and directors of the Company as of August 5, 2005 as a group:

	SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
	SHARES		PERCENT
TECORE, Inc. 7165 Columbia Gateway Drive Columbia, Maryland 21046	12,038,288	(2)	58.0%

SCP Private Equity Partners II, LP 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087	4,542,602	(3)	29.9%

Glenn A. Ehley	1,126,061	(4)	8.3%

Darrell L. Maynard	7,957	(5)	*

George M. Calhoun	8,061	(6)	*

Gerald Y. Hattori	7,045	(7)	*

R. Doss McComas	—		*

Jay J. Salkini	12,047,538	(8)	58.1%

Daniel A. Saginario	4,973	(9)	*

Ronald W. White	4,167	(10)	—

Thomas R. Schmutz	63,274	(11)	*

Joseph F. Gerrity	60,860	(12)	*

Stuart P. Dawley	61,016	(13)	*

Terry L. Williams	66,698	(14)	*

All executive officers and directors as a group (13 persons)	13,484,650		60.8%

*	Indicates less than 1%
(1)	Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the shares listed in the table. Includes shares which the beneficial owner has the right to acquire (through conversion of convertible securities, exercise of options or otherwise) within 60 days.
(2)	This amount reflects the 3,782,021 shares of common stock held at August 5, 2005, the shares underlying the $8,000,000 principal amount of convertible senior debt outstanding and held by TECORE and the accrued interest on this debt, both convertible at a conversion rate of $1.04674320. There are 7,642,753 shares underlying the $8,000,000 principal amount of convertible debt outstanding and 613,514 shares underlying the accrued interest as of August 5, 2005.
(3)	This amount reflects the 1,863,660 shares of common stock held at August 5, 2005, the shares underlying the $2,000,000 principal amount of convertible senior debt outstanding and held by SCP II and the accrued interest on this debt, both convertible at a conversion rate of $1.04674320. There are 1,910,688 shares underlying the $2,000,000 principal amount of convertible debt outstanding and 768,254 shares underlying the accrued interest as of August 5, 2005.

(4)	Includes 5,217 shares held by Mr. Ehley and options currently exercisable or exercisable in the next 60 days for 1,120,844 shares.
(5)	Includes 12 shares held by Mr. Maynard and options currently exercisable or exercisable in the next 60 days for 7,945shares.
(6)	Includes 116 shares held by Mr. Calhoun and options currently exercisable or exercisable in the next 60 days for 7,945 shares.
(7)	Includes 100 shares held by Mr. Hattori and options currently exercisable or exercisable in the next 60 days for 6,945 shares.
(8)	Mr. Salkini is affiliated with TECORE, Inc. This amount includes (i) 9,250 shares held directly by Mr. Salkini and (ii) the shares listed above as being beneficially owned by TECORE, as to the latter of which Mr. Salkini disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(9)	Includes 250 shares held by Mr. Saginario and options currently exercisable or exercisable in the next 60 days for 4,723shares.
(10)	Includes options currently exercisable or exercisable in the next 60 days for 4,167 shares.
(11)	Includes 13 shares held by Mr. Schmutz and options currently exercisable or exercisable in the next 60 days for 63,261 shares.
(12)	Includes 100 shares held by Mr. Gerrity and options currently exercisable or exercisable in the next 60 days for 60,760 shares.
(13)	Includes 166 shares held by Mr. Dawley and options currently exercisable or exercisable in the next 60 days for 60,850 shares.
(14)	Includes 5,567 shares held by Mr. Williams and options currently exercisable or exercisable in the next 60 days for 61,131 shares.
(15)	The executive officers and directors of the Company as a group consist of Glenn A. Ehley, Stuart P. Dawley, Joseph F. Gerrity, Patricio X. Muirragui, Thomas R. Schmutz, Terry L. Williams, Darrell L. Maynard, Dr. George M. Calhoun, Gerald Y. Hattori, R. Doss McComas, Jay J. Salkini, Daniel A. Saginario and Ronald W. White.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are:

NAME	AGE	POSITION
Glenn A. Ehley	43	President, Chief Executive Officer, and Director
Joseph F. Gerrity	52	Vice President of Finance, Chief Financial Officer and Treasurer
Stuart P. Dawley	42	Vice President, General Counsel, Investor Relations Officer and Secretary
Thomas R. Schmutz	43	Vice President of Engineering
Patricio X. Muirragui	55	Vice President, Customer Care
Terry L. Williams	44	Chief Technical Officer

Mr. Ehley’s biographical information appears under the caption “Directors” above.

Joseph F. Gerrity has served as Vice President of Finance and Chief Financial Officer since June 2001. Prior to June 2001, he served as Director of Strategic Planning beginning 1999. Prior to 1999, Mr. Gerrity served with Harris Corporation, most recently as Controller of the Military and Space Division of Harris Semiconductor. Mr. Gerrity also served as CFO of COREdata. Mr. Gerrity holds an M.S. in Management from the University of Wisconsin and a B.S. in Management from Marquette.

Stuart P. Dawley has served as Vice President, General Counsel, Investor Relations Officer and Secretary since September 2001. Prior to that, he was General Counsel to the Company between July 2000 and September 2001. Prior to that, he served as Executive Vice President and General Counsel at Exigent International, Inc. from July 1997 until April 2000. Before joining Exigent, Mr. Dawley was General Counsel of AirNet from November 1996 until July 1997 and served as Director of Marketing and Strategic Alliances from June 1995 until November 1996. Mr. Dawley received both his BA and his Juris Doctor degrees from the University of Iowa.

Thomas R. Schmutz, an original member of AirNet, has served as Vice President of Engineering since August 2001. He joined the company in 1994 from Harris Corporation where he focused on R&D projects involving software defined, digital radio technologies and digital signal processing systems. Prior to Harris, Mr. Schmutz was an officer in the United States Army. Mr. Schmutz studied electrical engineering and holds an MS from the Georgia Institute of Technology and a BS from the United States Military Academy at West Point. He holds seventeen U.S. patents in the wireless technology field.

Patricio X. Muirragui has served as Vice President of Customer Care since June 2003 and prior to that as Vice President of Quality since January 2001. Prior to January 2001, for more than 24 years Mr. Muirragui held several positions with Siemens Information and Communications Networks, most recently as Director of Quality. Prior to joining Siemens in 1976, Mr. Muirragui held various positions, as a Member of the Technical Staff, at Bell Telephone Laboratories. Mr. Muirragui holds a BSEE from Purdue University and a MSEE from the University of California, Berkeley.

Terry L. Williams has served as Chief Technical Officer since August 2001, having joined the Company as its co-founder in 1994. Prior to that, he served at Harris Corporation and GE Aerospace on numerous government/commercial projects focusing on communications, signal processing and advanced radar technology. Mr. Williams is the architect of the Company’s broadband SDR radio and holds twelve U.S. patents in the wireless field. Mr. Williams holds an MSEE from the Georgia Institute of Technology and a B.S. from Mississippi State University.

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth information concerning compensation awarded to, earned by, or paid to (i) our Chief Executive Officer, and (ii) the four other highest compensated executive officers who were serving as executive officers at December 31, 2004, (collectively, the “named executive officers”) for services rendered in all capacities with respect to the fiscal years ended December 31, 2002, 2003 and 2004:

	ANNUAL COMPENSATION						LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($) (4)		OTHER ANNUAL COMPENSATION ($)		SECURITIES UNDERLYING OPTIONS (#) (1)	ALL OTHER COMPENSATION ($)(3)
Glenn A. Ehley President, Chief Executive Officer and Director	2004 2003 2002	250,000 250,000 250,000	— 150,000 —	(5)	87,812 53,940 103,033	(2) (2) (2)	— 1,088,311 —	— 865 5,500

Thomas R. Schmutz Vice President of Engineering	2004 2003 2002	182,246 182,246 182,246	28,176 — 29,909		— — —		— 55,000 —	— 631 5,500

Joseph F. Gerrity Chief Financial Officer	2004 2003 2002	178,750 178,750 178,750	21,933 — —		— — —		— 55,000 —	— 1,419 5,363

Stuart P. Dawley Vice President, General Counsel, and Secretary	2004 2003 2002	174,000 174,000 174,000	21,350 — —		— — —		— 55,000 —	— 602 5,220

Terry L. Williams Chief Technical Officer	2004 2003 2002	164,814 164,814 164,814	20,902 2,210 3,060		— — —		— 55,000 —	— 571 5,036

(1)	Figures in this column show the number of options to purchase shares of our common stock that were granted during the respective fiscal year, notwithstanding the fact that the options may have been granted for services performed in a prior fiscal year. We did not grant any restricted stock awards or stock appreciation rights to any of the named executive officers during the years shown.
(2)	Represents performance-based sales bonuses, premiums paid for life insurance policy, and legal fees paid for personal representation.
(3)	Represents a matching contribution to a defined contribution plan.
(4)	Includes patent awards.
(5)	This bonus payment is detailed in Note 12 to the financial statements set forth in the Company’s Annual Report on Form 10-K.

No stock options were awarded to the executive officers listed in the above table during the fiscal year ended December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information regarding stock option exercises by the named executive officers during the fiscal year ended December 31, 2004, and stock options held by the named executive officers at December 31, 2004:

	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NO. OF SECURITIES UNDERLYING UNEXERCISED OPTIONS HELD AT FISCAL YEAR-END		VALUE OF UNEXERCISED, IN-THE-MONEY OPTIONS AT FISCAL YEAR-END(1)
NAME			EXERCISABLE (#)	UNEXERCISABLE (#)	EXERCISABLE ($)	UNEXERCISABLE ($)
Glenn A. Ehley	—	$—	575,439	545,405	$1,572,611	$1,572,608
Thomas R. Schmutz	—	$—	35,511	27,750	$79,475	$79,475
Joseph F. Gerrity	—	$—	33,187	27,573	$79,475	$79,475
Stuart P. Dawley	—	$—	33,100	27,750	$79,475	$79,475
Terry L. Williams	—	$—	33,381	27,750	$79,475	$79,475

(1)	Calculated by determining the difference between the exercise price of the options and $2.99, the closing price of our common stock on December 31, 2004.

EMPLOYMENT AND OTHER COMPENSATORY ARRANGEMENTS

During August 2003, the Company entered into an employment agreement with Glenn A. Ehley, President and Chief Executive Officer, that contains change of control and severance provisions. Should Mr. Ehley be terminated without “cause” (as defined in the employment agreement), the agreement provides for special severance (twelve months of pay) plus benefits payable in a lump sum within three days after termination and accelerated vesting of all stock options. In addition, Mr. Ehley has the right to participate in the amended Acquisition Bonus Program adopted by the Board of Directors on August 13, 2003 to compensate employees in the event of a change in control of the Company. This program gives the CEO the authority to set aside a certain percentage of the net proceeds associated with an acquisition or merger constituting a change in control of the Company. The CEO would then allocate this pool to employees designated by him, with the approval of the Board (which pool may include the other named executive officers above).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 16, 2001, the Company loaned Mr. Ehley $221,997 at an interest rate of 5.07% per annum secured by the pledge of the officer’s stock under an Account Control Agreement dated as of March 16, 2001 among the officer, Salomon Smith Barney Inc. and the Company. The principal represents the amount the Company loaned to the officer to satisfy the alternative minimum tax liability incurred in connection with the exercise of options to purchase 25,261 shares of common stock in March 2000. The unpaid principal amount of the note, together with all accrued and unpaid interest and any other sums owing under the note, was payable on March 16, 2006, the fifth anniversary of the date of the note. The note was valued at a market rate of interest (9%) and accordingly a discount of $43,040 was recorded against the note. On September 5, 2003 Mr. Ehley repaid the full amount of the loan of $221,997 along with accrued interest of $16,590. The note, including interest, was paid by Mr. Ehley in cash in the amount of $144,762 with the remainder paid from the 2002 bonus for Mr. Ehley of $93,825 net of taxes. The interest income was recognized in full during the quarter ended September 30, 2003. Consequently, as of December 31, 2003, the entire principal amount and accrued interest of the note was paid in full.

Messrs. James Brown and Christopher Doherty, members of the Company’s Board of Directors through March 2004, are affiliated with certain investment funds which entered into an investment transaction with the Company in August 2003. That transaction is described in more detail below under “Compensation Committee Interlocks and Insider Participation.” Messrs. Jay J. Salkini and R. Doss McComas, both of whom are current members of the Company’s Board of Directors, and Messrs. Shiblie O. Shiblie, Hans Morris and Munzer Kayyem, each of whom was a member of the Company’s Board of Directors during all or part of 2004 (having resigned in May 2005, July 2004 and May 2004, respectively, in connection with the appointment of new independent directors), are each affiliated as a director and/or officer of TECORE, Inc., the other investor in the same investment transaction.

TECORE is currently our largest shareholder. See “Security Ownership.” During fiscal year 2004, TECORE accounted for payments to the Company that represented approximately 37.6% of its gross revenue. TECORE has certain contractual relationships with the Company, including a non-exclusive OEM reseller agreement with the Company permitting TECORE to market AirNet base stations on a worldwide basis. The Company anticipates that TECORE will continue to account for a significant portion of its revenue in fiscal year 2005 and possibly beyond.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the executive officers during the year ended December 31, 2004. The Compensation Committee recommends salaries, incentives and other forms of compensation for directors and officers, administers the Company’s incentive compensation and benefit plans, including stock plans, and recommends policies relating to such incentive compensation and benefit plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Philosophy

The general philosophy of the Compensation Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, which will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company’s executives with those of its stockholders. The responsibilities of the Compensation Committee are (i) to make recommendations with respect to executive officer and senior management compensation and incentive compensation programs; (ii) to make recommendations with respect to compensation and incentive programs for independent directors, (iii) subject to limitations, to administer the Company’s stock option plans including the issuance of stock in connection with the Company’s incentive bonus plans; and (iv) to review management development and succession programs.

Executive Compensation

The overall goal of the Compensation Committee, with respect to the Company’s executives, is to ensure that compensation policies are consistent with the Company’s strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

•	Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions;

•	Variable pay, which links bonus and other short-term incentives to the performance of the Company and the individual executive; and

•	Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

In addition, Mr. Ehley receives sales bonuses.

Another goal of the Compensation Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is, consistent with the Company’s compensation strategy, competitive with other companies in the industry and that is equitable within the Company. The Compensation Committee believes that compensation programs must be structured to attract and retain talented executives.

Base Salary

Provided the Company has the financial resources to do so, it is the Compensation Committee’s policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards and economic climate, individual performance and scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered.

In establishing compensation guidelines with respect to base salary, the Company has reviewed data from various surveys prepared by independent organizations to assist it in setting salary levels competitive with those of other industry companies. While it is the Compensation Committee’s intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of the Company’s geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company’s performance and its executive officers’ total compensation.

For the third year in a row, during 2004, the Compensation Committee did not recommend any increase in base salaries for the Company’s executives. This action was predicated on the Committee’s sensitivity to the Company’s cash requirements, and should not be viewed as indicative of any individual executive’s performance. Mr. Ehley’s salary for 2004 remained at $250,000.

Performance Bonuses

The Compensation Committee also sets the bonuses of the executive officers and consults with the Chief Executive Officer regarding the Company’s bonus policies. Through 2002, the Company paid out cash bonuses to employees pursuant to certain bonus programs for key corporate employees based on a combination of company performance in relation to predetermined objectives and/or individual executive performance during the year. The purpose of these programs was (i) to offer incentives to key management to (A) reward them for achieving financial goals and (B) further the alignment of interests of key management with our stockholders, and (ii) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company’s financial goals in individual markets. Bonuses for key corporate employees were based on the achievement of certain financial and operational objectives, and each executive participant’s bonus award was calculated as a percentage of base salary, pro-rated by length of service during the year, and ranged from 2.5% to 25% of base salary. In January 2003, the Company postponed the payment of bonuses to employees and suspended the company matching contributions to the Company’s 401(K) plan. On September 5, 2003 the Company paid Glenn Ehley $150,000 representing his previously postponed 2002 bonus. Mr. Ehley remitted cash to the Company in the amount of $144,762 and the 2002 bonus payment, net of taxes (amounting to $93,825) to repay the March 16, 2001 loan from the Company in the amount of $221,997. This transaction is described in more detail above under “Certain Relationships and Related Transactions.”

On June 11, 2004 the Board of Directors approved a plan for payment of the 2002 bonuses to all employees. The approved plan authorizes payment of up to an aggregate of $880,000 to employees of the Company who were employed by the Company in fiscal 2002 and are currently employed by the Company. The approved payment schedule provided that (1) 50% of the bonus amount payable to the employees shall be made in six (6) equal monthly installments starting no later than July 31, 2004; (2) the remaining 50% of the bonus may be paid by the Company in December 2005 if the Board of Directors determines, in its sole discretion, that it is prudent to do so in light of the financial circumstances of the Company at that time; and (3) employees receiving bonus payments must remain employed by the Company throughout the payment of the bonus, otherwise they forfeit any further rights to remaining unpaid bonus amounts. The monthly payments for the first half of the bonus described above began in July, 2004.

Sales Commissions

Sales commissions at the rate of up to 1% of the sale are paid to sales personnel who attain sales of the Company’s products. Mr. Ehley is paid a bonus override of 0.425% of the sales. The Company pays out the applicable portion of a sales commission only after attainment of each contractual milestone.

Stock Options and Other Awards

The Compensation Committee views stock options and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders and thereby share in the long-term appreciation in the value of the Company’s Common Stock. The Compensation Committee believes that management employees should be rewarded with a proprietary interest in the Company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives. The Compensation Committee believes these awards are beneficial to the Company and the stockholders because they directly align the interests of the executives with those of other stockholders.

The Board of Directors adopted the AirNet Communications Corporation 1999 Equity Incentive Plan, effective as of September 1, 1999, and amended the plan effective August 13, 2003. Under the Equity Incentive Plan, the Compensation Committee, or such other committee of the Board of Directors as it may designate, may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof, stock appreciation rights, restricted shares, performance awards or other equity incentives. The maximum number of shares of common stock reserved for issuance under the Equity Incentive Plan on December 31, 2004 was 3,074,299 shares.

The Compensation Committee determines the awards, if any, to be granted from time to time to executives pursuant to the Equity Incentive Plan. Since August 2003, all of the Company’s awards have been non-qualified stock options under the Equity Incentive Plan. The Company’s stock options typically vest ratably over a period of two to four years. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the relationship between the options to be granted to executive employees and the compensation paid by competitors to their executives, the Compensation Committee takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the shares of Common Stock. In August 2003, in conjunction with the convertible note investment by SCP and TECORE described elsewhere in this proxy statement, the Compensation Committee approved a special award of 1,088,311 non-qualified options to Mr. Ehley at an exercise price of $0.10 per share (as well as approximately 1.04 million non-qualified options allocated among other employees of the Company) as a retention and incentive grant in light of the significant change in capital structure resulting from the investment. No options were awarded to the Company’s executives in 2004. In light of various regulatory issues, the Committee is re-evaluating the merits of stock option awards.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and four other most highly compensated executive officers, unless such compensation meets the requirements for the “performance-based” exception to the general rule. To the extent that the Company has taxable income, options granted in 2003 and subsequent years under the Company’s Equity Incentive Plan may not meet the requirements for the “performance-based” exception to the rule. However, it is the Compensation Committee’s policy to qualify, to the extent possible, the executive officers’ compensation for deductibility under applicable tax law.

Respectfully Submitted,

Compensation Committee of the Board of Directors

Darrell L. Maynard, Chairman, Gerald Y. Hattori and Daniel A. Saginario

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee currently consists of Messrs. Maynard, Hattori and Saginario. Mr. Saginario was appointed to the Compensation Committee in May 2004 and replaced Mr. James W. Brown, who had served on that committee until his resignation from the Board in March 2004. No interlocking relationship exists between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Until July 2000, Mr. Hattori was the chief financial officer of the Company. Because he has not served in that capacity during the past three years, such service does not disqualify Mr. Hattori from being considered independent under the applicable Nasdaq rules. Mr. Brown is affiliated with SCP Private Equity Partners, L.P. and SCP Private Equity Partners II, L.P., each of which holds more than 5% of the outstanding and issued shares of the Company’s common stock acquired in certain financings, including the senior convertible note financing described below.

In connection with a private placement consummated on August 13, 2003 (the Private Placement), the Company issued $16,000,000 of its senior secured convertible notes to two investors, SCP Private Equity Partners II, L.P. (SCP II) and TECORE, Inc. (TECORE). The Private Placement was conducted under the terms of a Securities Purchase Agreement among the Company, SCP II and TECORE dated June 5, 2003. On August 13, 2003, the Company issued Senior Secured Convertible Notes of $4 million and $12 million to SCP II and TECORE, respectively, in exchange for payments of $4 million from each investor. The balance of $8 million for the issuance of TECORE’s Note was payable in eight quarterly installments of $1 million each. The first installment payment originally scheduled for June 2003 was paid at closing. The last was received in March 2005. The Notes were initially convertible at any time into shares of the Company’s common stock at an initial conversion price of $1.081, subject to adjustment for certain future dilutive issuances of securities. The Notes also have voting rights equivalent to the number of shares into which they could be converted, at a deemed conversion price of $5.70 per share. Interest on the Notes accrues at an annual rate of 12%. Principal and accrued interest on the Notes are payable on the fourth anniversary of the closing date. In the fourth quarter of 2003 and the first two quarters of 2004, the conversion price of the notes was adjusted pursuant to their terms to $1.0467432 as a result of the cashless exercise of certain warrants between August 2003 and April 2004. We refer to these Notes elsewhere in this proxy statement as the “Senior Debt.”

In connection with the same private placement transaction, (a) the holders of the Company’s Series B Preferred Stock, including SCP II, converted all outstanding shares of such preferred stock into 1,910,828 shares of common stock, (b) the Company issued to SCP II 462,535 shares of the Company’s common stock as an inducement to convert its Series B Preferred Stock into common stock, (c) the holders of the Series B Preferred Stock waived their right to receive accumulated but unpaid dividends on the preferred stock, and (d) the holders of the Series B Preferred Stock agreed to cancel their warrants to purchase shares of common stock. SCP II committed to taking additional shares of our common stock, as discussed in (b) above, in lieu of receiving $500,000 in cash which the Company paid to the other holders of Series B Preferred Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE DURING 2004

Based solely on its review of copies of reports filed by persons (“Reporting Persons”) required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that all filings required to be made by Reporting Persons of the Company during the year ended December 31, 2004 were timely made in accordance with the requirements of the Exchange Act, except that Mr. Salkini and TECORE, Inc. each filed a Form 4 one day late in connection with a transaction on September 13, 2004, and SCP Private Equity Partners LP filed a Form 4 one day late in connection with a transaction on January 29, 2004.

PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG AIRNET COMMUNICATIONS CORPORATION

THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE NASDAQ/NMS TELECOMMUNICATIONS INDEX

*	$100 INVESTED ON 12/8/99 IN STOCK OR INDEX.

PROPOSAL NO. 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO DECREASE AUTHORIZED COMMON STOCK

The Company’s Certificate of Incorporation currently authorizes the issuance of up to 400,000,000 shares of common stock. As of August 5, 2005, the Company had 12,488,927 shares of common stock issued and outstanding, and an additional 13,993,424 shares of common stock reserved for issuance under stock option plans and warrants and upon conversion of its Senior Debt. This leaves approximately 373,517,649 shares of common stock currently available for other purposes.

At the Annual Meeting, the stockholders of the Company will be asked to approve an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 400,000,000 to 100,000,000. If the stockholders approve this Proposal 2, the first sentence of Paragraph A of Article IV of the Company’s Eight Amended and Restated Certificate of Incorporation will be amended to read in its entirety as follows:

“A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”), and no shares of Preferred Stock (“Preferred Stock”).

On July 21, 2005, the Board of Directors unanimously approved, subject to stockholder approval, the foregoing amendment to the Company’s Certificate of Incorporation.

REASONS FOR THE AMENDMENT

The Board of Directors believes, based on the number of shares of common stock currently outstanding, the number of shares reserved for issuance under stock option plans and warrants and upon conversion of the Senior Debt, and the number of shares the Company reasonably expects to issue in future transactions, that 400,000,000 is an excessive number of shares of common stock for the Company to be authorized to issue without stockholder approval. In addition, one method that the State of Delaware uses to impose franchise taxes upon domestic corporations is based upon a corporation’s authorized capital. Accordingly, the Board of Directors believes that a decrease in the number of authorized shares of common stock would reduce the amount of franchise taxes that the Company is required to pay annually and would be in the best interests of the Company. The Board of Directors believes that 100,000,000 authorized shares of common stock will suffice to maintain the requisite amount of flexibility required by the Company’s ongoing activities. The Company currently does not have any shares of preferred stock authorized under its certificate of incorporation, and it does not propose or anticipate asking its shareholders to authorize the issuance of preferred stock at the present time.

BOARD OF DIRECTORS’ RESERVATION OF RIGHTS

The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this Proposal No. 2, including without limitation editorial modifications or any other change to the proposed amendment to the Certificate of Incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS’ RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to this Proposal No. 2.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION; RECOMMENDATION OF BOARD DIRECTORS

Under Delaware law and the Company’s Certificate of Incorporation, approval of this Proposal No. 2 to amend the Company’s Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting, as well as a majority of the Voting Shares entitled to vote at the Annual Meeting. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected the firm of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005. Although stockholder approval of the Board of Directors’ selection of BDO Seidman, LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

The Company’s independent auditors for the fiscal year ended December 31, 2003 were Deloitte & Touche LLP (“Deloitte”). On May 27, 2004, Deloitte notified the Company that it was resigning from the client-auditor relationship with the Company effective as of that date. Deloitte’s report on the Company’s financial statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, although it contained an explanatory paragraph referring to substantial doubt as to the Company’s ability to continue as a going concern. During the fiscal year ended December 31, 2003, and through May 27, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in its reports on the financial statements for such years. During the fiscal year ended December 31, 2003, and through May 27, 2004, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

On July 15, 2004, the Company announced the Board’s selection of BDO Seidman, LLP (“BDO”) as the Company’s independent auditors for the year ending December 31, 2004. During the years ended December 31, 2003 and 2002 and through the date of this appointment, the Company did not consult BDO with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Approximately 85% of the total hours spent on audit services for the Company for the year ended December 31, 2004 were spent by Cross, Fernandez and Riley, LLP (“CFR”), members of the BDO alliance network of firms. Such members are not full time, permanent employees of BDO. BDO and CFR provided no non-audit services during 2003 or 2004.

Representatives of BDO are expected to be present at the 2005 Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

The following table presents fees for professional audit services rendered by Deloitte, for the audit of the Company’s annual financial statements for the year ended December 31, 2003 and by BDO, for the audit of the Company’s annual financial statements for the year ended December 31, 2004, and fees billed for other services rendered by Deloitte and BDO during those periods:

	2003	2004
Audit fees	$200,000	$175,000
Non-audit fees:
Audit-related fees	90,603	5,900
Tax fees	30,670	—
All other fees	—	—

Total fees paid to auditor	$321,273	$180,900

Pre-Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by the independent auditors. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by the independent auditors which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals on matters appropriate for stockholder consideration consistent with the regulations of the SEC submitted by stockholders must be received at the Company’s principal executive offices on or before May 5, 2006. A timely proposal will be included in the proxy materials and form of proxy for consideration by the stockholders at the 2006 annual meeting.

A stockholder wishing to nominate a candidate for election should deliver a written notice of nomination to the Company’s Secretary at the address below for receipt no later than May 5, 2006. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in the By-Laws. The stockholder is also required to attend the meeting in person or by proxy to nominate the person or persons specified in the notice. A nomination which does not comply with all the requirements set forth in the By-Laws will not be considered.

Stockholder proposals or nominations may be mailed to Stuart P. Dawley, Secretary, AirNet Communications Corporation, 3950 Dow Road, Melbourne, Florida 32934.

OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the 2005 Meeting. To the extent permitted by applicable law, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the meeting, including voting for election of a director in place of the nominee named in the proxy if the nominee is not available for election.

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies by mail may be followed by solicitation of certain stockholders by officers, directors or employees of the Company by telephone or in person.

If you may not be present at the meeting, it would be appreciated if you would complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Melbourne, Florida

August 12, 2005

PROXY

2005 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

SEPTEMBER 30, 2005

The undersigned, revoking all prior proxies, hereby appoint(s) George M. Calhoun and Glenn A. Ehley, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all voting shares of Common Stock of AirNet Communications Corporation (the “Company”) that the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders of the Company to be held at the Hilton Airport Hotel, 200 Rialto Place, Melbourne, Florida, 32901 on September 30, 2005 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Attendance of the undersigned at the 2005 Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

1. To elect the following directors to the Board of Directors each to serve until the 2006 annual meeting:

Glenn A. Ehley	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
George M. Calhoun	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
Darrell L. Maynard	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
Gerald Y. Hattori	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
R. Doss McComas	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
Jay J. Salkini	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
Daniel A. Saginario	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE
Ronald W. White	[ ] FOR THE NOMINEE [ ] WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE

2. To approve an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation to reduce the Company’s authorized capital from 400,000,000 shares of common stock to 100,000,000 shares of common stock.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3. To ratify the selection of BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2005:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4. In their discretion, to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.

Signature:

Date:

Signature:

Date:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.